SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HD PARTNERS ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	20-3893077
(State of incorporation or organization)	(I.R.S. employer
identification no.)

2601 Ocean Park Blvd., Ste. 301
Santa Monica, CA	90405
(Address of principal executive offices)	(zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-130531

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Units, each consisting of one share of Common Stock and one Warrant	American Stock Exchange

Common Stock, par value $0.001 per share	American Stock Exchange

Warrants, exercisable for Common Stock at an exercise price of $5.50 per share	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.                    Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the units, common stock and warrants of HD Partners Acquisition Corporation (the “Company”). The description of the units, common stock and warrants appearing under the caption, “Description of Securities,” in the Prospectus included in Amendment No. 7 to the Company’s Registration Statement on Form S-1 (Registration No. 333-130531), filed with the Securities and Exchange Commission on May 23, 2006, as amended from time to time (the “Registration Statement”) is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2.                    Exhibits

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

Exhibit
Number	Description
3.1	Amended and Restated Certificate of Incorporation*
3.2	By-laws*
4.1	Specimen Unit Certificate*
4.2	Specimen Common Stock Certificate*
4.3	Specimen Warrant Certificate*
4.5	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant*

*                                         Incorporated by reference to the corresponding exhibit of the same number filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

HD PARTNERS ACQUISITION CORPORATION

Dated: May 23, 2006	By:	/s/ Bruce Lederman
Bruce Lederman
Executive Vice President and Secretary